Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of China Discovery Acquisition Corp. (the “Company”) on Form 10-Q for the period ending September 30, 2008 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Michael Hsu, Chairman of the Board and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Michael Hsu	Dated: November 14, 2008
Michael Hsu Chief Executive Officer (Principal Executive Officer)